Exhibit 2.3

TRANSACTION AGREEMENT

dated as of

January 1, 2014

among

CITIFINANCIAL CREDIT COMPANY (DE),

ONEMAIN FINANCIAL, INC. (DE),

ONEMAIN FINANCIAL (HI), INC.,

ONEMAIN FINANCIAL, INC. (WV),

ONEMAIN FINANCIAL SERVICES, INC. (MN),

ONEMAIN FINANCIAL, INC. (HI),

CITIFINANCIAL SERVICING LLC (DE),

CITIFINANCIAL, INC. (WV),

CITIFINANCIAL COMPANY (DE)

and

CITIFINANCIAL SERVICES, INC. (MN)

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	2
Section 1.02.	Other Definitional and Interpretative Provisions	4

ARTICLE 2
CLOSING ACTIONS

Section 2.01.	Closing Actions	5
Section 2.02.	Credit Related Insurance	7
Section 2.03.	Assumed Liabilities	8
Section 2.04.	Assignment of Rights	8
Section 2.05.	Order of Closing Actions	8

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 3.01.	Existence and Power	9
Section 3.02.	Authorization	9
Section 3.03.	Governmental Authorization	9
Section 3.04.	Noncontravention	9
Section 3.05.	No Other Representations	9

ARTICLE 4
COVENANTS

Section 4.01.	Reasonable Best Efforts; Further Assurances	10
Section 4.02.	Certain Filings	10
Section 4.03.	Wrong Pocket Assets	10

ARTICLE 5
SURVIVAL; INDEMNIFICATION

Section 5.01.	Survival	10
Section 5.02.	Indemnification	10
Section 5.03.	Third Party Claim Procedures	11
Section 5.04.	Calculation of Damages	11
Section 5.05.	Assignment of Claims	12
Section 5.06.	Exclusivity	12

		PAGE

ARTICLE 6
MISCELLANEOUS

Section 6.01.	Notices	13
Section 6.02.	Amendments and Waivers	13
Section 6.03.	Expenses	14
Section 6.04.	Successors and Assigns	14
Section 6.05.	Governing Law	14
Section 6.06.	Jurisdiction	14
Section 6.07.	WAIVER OF JURY TRIAL	14
Section 6.08.	Counterparts; Effectiveness; Third Party Beneficiaries	14
Section 6.09.	Entire Agreement	15
Section 6.10.	Severability	15

EXHIBIT A	OMF DE Assignment and Assumption Agreement
EXHIBIT B	CCC Assignment and Assumption Agreement
EXHIBIT C	CFS Assignment and Assumption Agreement
EXHIBIT D	CFS DE Assignment and Assumption Agreement
EXHIBIT E	CFS WV Assignment and Assumption Agreement

ii

TRANSACTION AGREEMENT

AGREEMENT (this “Agreement”) dated as of January 1, 2014 among CitiFinancial Credit Company, a Delaware corporation (“CCC”), OneMain Financial, Inc., a Delaware corporation (“OMF DE”), OneMain Financial (HI), Inc., a Hawaii corporation, formerly known as CitiFinancial, Inc. (“OMF fka CF HI”), OneMain Financial, Inc., a West Virginia corporation (“OMF WV”), OneMain Financial Services, Inc., a Minnesota corporation (“OMF MN”), OneMain Financial, Inc., a Hawaii corporation (“OMF HI” and, together with OMF DE, OMF fka CF HI, OMF WV and OMF MN, the “OneMain Financial Subsidiaries”), CitiFinancial Servicing LLC, a Delaware limited liability company (“CFS LLC”), CitiFinancial, Inc., a West Virginia corporation (“CFS WV”), CitiFinancial Company, a Delaware corporation (“CFS DE”), and CitiFinancial Services, Inc., a Minnesota corporation (“CFS MN” and, together with CFS LLC, CFS WV and CFS DE, the “CitiFinancial Subsidiaries”).

W I T N E S S E T H :

WHEREAS, OMF DE, OMF fka CF HI, CFS LLC, CFS WV, CFS DE and CFS MN are direct wholly owned subsidiaries of CCC;

WHEREAS, OMF WV, OMF MN and OMF HI are direct wholly owned subsidiaries of OMF DE;

WHEREAS, CCC and the OneMain Financial Subsidiaries desire to transfer certain mortgage loan receivables owned by the OneMain Financial Subsidiaries and the liabilities of the transferors related to such mortgage loan receivables to the CitiFinancial Subsidiaries, and the CitiFinancial Subsidiaries desire to accept transfer of such mortgage loan receivables and assume such liabilities, in each case upon the terms and conditions hereinafter set forth;

WHEREAS, CFS LLC desires to sell certain mortgage loan receivables and transfer the liabilities of the transferors related to such mortgage loan receivables to each of CFS DE and CFS WV, and each of CFS DE and CFS WV desires to purchase such mortgage loan receivables and assume such liabilities, in each case upon the terms and conditions hereinafter set forth; and

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Effective Date” means January 1, 2014.

“Environmental Laws” means any Applicable Law that has as its principal purpose the protection of the environment.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Receivables” means mortgage loans, including fixed rate mortgages designated as EquityPlus, and, in each case, including active, paid-off and charged-off loans.

“Related Receivable Assets” means, with respect to any Receivable:

(i) all monies paid or payable or received or receivable on or in respect of such Receivable from and after the Effective Date, including all unpaid principal, accrued and unpaid or deferred interest, assessed and uncollected or deferred fees and distributions;

(ii) all of the owner of such Receivable’s interest and benefits in, to, and under all endorsements, warranties, and guaranties by or of others held by such owner of such Receivable with respect to such Receivable;

(iii) all right, title and interest in all security instruments and the liens created thereunder with respect to such Receivable and any property obtained through the enforcement of such security instrument or lien;

(iv) all of the owner of such Receivable’s rights in any property (including the right to receive future liquidation proceeds) that secures such Receivable or that has been acquired by or on behalf of an owner of such Receivable pursuant to liquidation of such Receivable and all proceeds thereof;

(v) all available records of the owner of such Receivable directly pertaining to such Receivable;

(vi) all available filing receipts evidencing recordation or filing in governmental filing or recording offices of financing statements and other filing instruments on such Receivable;

(vii) all proceeds of the policies or certificates of insurance in force on collateral securing such Receivable or insuring the owner of such Receivable as the owner or otherwise as a party in interest;

(viii) all credit insurance benefits related to such Receivable; and

(ix) all benefits related to such Receivable for pending and future insurance claims, and the insurance premium refunds, if any, in connection with such Receivable.

“Transaction Documents” means this Agreement, the OMF DE Assignment and Assumption Agreement, the CCC Assignment and Assumption Agreement, the CFS Assignment and Assumption Agreement, the CFS DE Assignment and Assumption Agreement and the CFS WV Assignment and Assumption Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Assumed Liabilities	2.03
CCC	Preamble
CFS DE	Preamble
CFS LLC	Preamble
CFS MN	Preamble

Term	Section
CFS WV	Preamble
CitiFinancial Subsidiaries	Preamble
Closing Actions	2.01
Damages	5.02
Indemnified Party	5.03
Indemnifying Party	5.03
OMF DE	Preamble
OMF fka CF HI	Preamble
OMF HI	Preamble
OMF MN	Preamble
OMF WV	Preamble
OneMain Financial Subsidiaries	Preamble
Potential Contributor	5.05
Third Party Claim	5.03
Transferee	2.02
Transferor	2.02

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2

TRANSACTIONS EXECUTED

Section 2.01. Transactions Executed. On the date hereof (but with effect as of the Effective Date), the respective parties thereto shall enter into each other Transaction Document and the following transactions shall be consummated and the following deliveries shall be made (such transactions and deliveries, the “Closing Actions”):

(a) First,

(i) CCC shall contribute to OMF DE, and OMF DE shall accept from CCC, $474,543,648; and

(ii) CCC shall contribute to OMF fka CF HI, and OMF fka CF HI shall accept from CCC, $388,391.

(b) Second,

(i) OMF DE shall contribute to OMF WV, and OMF WV shall accept from OMF DE, $46,897,754;

(ii) OMF DE shall contribute to OMF MN, and OMF MN shall accept from OMF DE, $27,837,290; and

(iii) OMF DE shall contribute to OMF HI, and OMF HI shall accept from OMF DE, $16,600,062.

(c) Third,

(i) In repayment of certain short-term loans from CCC, OMF DE shall pay to CCC $382,820,151;

(ii) In repayment of certain short-term loans from CCC, OMF WV shall pay to CCC $46,897,754;

(iii) In repayment of certain short-term loans from CCC, OMF MN shall pay to CCC $27,837,290;

(iv) In repayment of certain short-term loans from CCC, OMF HI shall pay to CCC $16,600,062; and

(v) In repayment of certain short-term loans from CCC, OMF fka CF HI shall pay to CCC $388,391.

(d) Fourth, pursuant to the OMF DE Assignment and Assumption Agreement,

(i) OMF WV shall distribute, convey, transfer, assign and deliver to OMF DE, and OMF DE shall accept from OMF WV and assume, all of OMF WV’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables;

(ii) OMF MN shall distribute, convey, transfer, assign and deliver to OMF DE, and OMF DE shall accept from OMF MN and assume, all of OMF MN’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables; and

(iii) OMF HI shall distribute, convey, transfer, assign and deliver to OMF DE, and OMF DE shall accept from OMF HI and assume, all of OMF HI’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables.

(e) Fifth, pursuant to the CCC Assignment and Assumption Agreement, OMF DE shall distribute, convey, transfer, assign and deliver to CCC, and CCC shall accept from OMF DE and assume, all of OMF DE’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables.

(f) Sixth, pursuant to the CCC Assignment and Assumption Agreement, OMF fka CF HI shall distribute, convey, transfer, assign and deliver to CCC, and CCC shall accept from OMF fka CF HI and assume, all of OMF fka CF HI’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables.

(g) Seventh, pursuant to the CFS Assignment and Assumption Agreement,

(i) CCC shall contribute, convey, transfer, assign and deliver to CFS LLC, and CFS LLC shall accept from CCC and assume, all of CCC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables;

(ii) CCC shall contribute, convey, transfer, assign and deliver to CFS WV, and CFS WV shall accept from CCC and assume, all of CCC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables;

(iii) CCC shall contribute, convey, transfer, assign and deliver to CFS DE, and CFS DE shall accept from CCC and assume, all of CCC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables; and

(iv) CCC shall contribute, convey, transfer, assign and deliver to CFS MN, and CFS MN shall accept from CCC and assume, all of CCC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables.

(h) Eighth,

(i) CCC shall provide a short-term loan to CFS LLC in the amount of $445,159,638;

(ii) CCC shall provide a short-term loan to CFS WV in the amount of $22,375,922; and

(iii) CCC shall provide a short-term loan to CFS MN in the amount of $7,008,088.

(i) Ninth,

(i) CFS LLC shall distribute to CCC, and CCC shall accept from CFS LLC, $445,159,638;

(ii) CFS WV shall distribute to CCC, and CCC shall accept from CFS LLC, $22,375,922; and

(iii) CFS MN shall distribute to CCC, and CCC shall accept from CFS MN, $7,008,088.

(j) Tenth, CFS LLC shall sell, convey, transfer, assign and deliver to CFS DE, and CFS DE shall purchase from CFS LLC and assume, pursuant to the CFS DE Assignment and Assumption Agreement, all of CFS LLC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables, and in consideration therefor CFS DE shall pay to CFS LLC $200,000,000 for such Receivables.

(k) Eleventh, CFS LLC shall sell, convey, transfer, assign and deliver to CFS WV, and CFS WV shall purchase from CFS LLC and assume, pursuant to the CFS WV Assignment and Assumption Agreement, all of CFS LLC’s right, title and interest in, to and under the Receivables set forth on Schedule 2.01 and the Related Receivable Assets for such Receivables, and in consideration therefor CFS WV shall pay to CFS LLC $7,000,000 for such Receivables.

Section 2.02. Credit Related Insurance. Each transferor or seller of the Receivables and Related Receivable Assets set forth in Section 2.01 (each, a “Transferor”) further hereby assigns, transfers and sets over to the applicable transferee or buyer (each, a “Transferee”), all of its interest under each and every existing policy or certificate of insurance, if any, to the extent such relates to any property securing any Receivables, or to the life or lives or health or unemployment of any of the obligors of said Receivables, together with all pending insurance claims, if any, and the proceeds thereof, if any, in connection with any of the Receivables. Each Transferor shall assist the applicable Transferee in securing loss payable clauses to be issued in favor of such applicable Transferee with respect to all credit related insurance described in the Receivables, and shall, as necessary, execute an assignment of beneficial interest in any credit related insurance policies providing coverage with respect to the Receivables. Each Transferor agrees to notify the applicable insurance carriers of the transactions contemplated by this Section 2.02, and to instruct said carriers to pay to the applicable Transferee any and all funds, unearned premiums, and returned premium claims due or hereafter to become due to such Transferor. In furtherance of the foregoing, each Transferor shall use its commercially reasonable efforts and agrees to cooperate with the applicable Transferee in the processing of any claims or proofs of loss or refunds of unearned premium in connection with such credit related insurance policies or certificates.

Section 2.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, each Transferee agrees, effective from and after the Effective Date, to assume all debts, obligations and liabilities of the applicable transferor that relate to or arise from the Receivables and the Related Receivable Assets that are accepted or acquired by such Transferee pursuant to Section 2.01 and any other applicable Transaction Document whether arising before, on or after the Effective Date (the “Assumed Liabilities”).

Section 2.04. Assignment of Rights. Anything in this Agreement or any other Transaction Document to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Receivable or Related Receivable Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of the applicable Transferor or Transferee thereunder. If such consent is not obtained, the applicable Transferor and Transferee will cooperate in a mutually agreeable arrangement under which such Transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

Section 2.05. Effectiveness and Order of Closing Actions. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Closing Actions shall be effective as of the Effective Date and be deemed to have occurred in the order set forth in Section 2.01.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party to this Agreement represents and warrants to each other party to this Agreement as of the Effective Date that:

Section 3.01. Existence and Power. Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on such party’s ability to perform its obligations under this Agreement.

Section 3.02. Authorization. The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby are within such party’s organizational powers and have been duly authorized by all necessary organizational action on the part of such party. This Agreement and each other Transaction Document to which such party is a party constitute valid and binding agreements of such party.

Section 3.03. Governmental Authorization. The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of applications and notices with, and receipt of approvals, licenses or consents from, applicable state regulatory authorities governing mortgage lending and insurance in the various states in which such party operates; and (ii) any such action or filing as to which the failure to make or obtain would not have a material adverse effect on such party’s ability to perform its obligations under this Agreement.

Section 3.04. Noncontravention. The execution, delivery and performance by such party of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents of such party, (ii) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law or (iii) require the consent of any Person, except as would not have a material adverse effect on such party.

Section 3.05. No Other Representations. Such party acknowledges that each other party to this Agreement makes no representation or warranty except as expressly set forth in this Agreement.

ARTICLE 4

COVENANTS

Each party to this Agreement agrees that:

Section 4.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, such party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Such party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in the applicable Transferee good title to the applicable Receivables and Related Receivable Assets. Each party hereto acknowledges and agrees that nothing herein shall be deemed to create any obligation of any Transferor to originate any new Receivables.

Section 4.02. Certain Filings. Such party shall cooperate with the other parties to this Agreement (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 4.03. Wrong Pocket Assets. In the event that at any time or from time to time after the Effective Date such party shall receive or otherwise possess any asset that should belong to another Person pursuant to this Agreement, such Person shall promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such asset shall hold such asset in trust for such other Person.

ARTICLE 5

SURVIVAL; INDEMNIFICATION

Section 5.01. Survival. The representations and warranties of the parties hereto contained in this Agreement shall terminate upon completion of the Closing Actions. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Effective Date indefinitely or for the shorter period explicitly specified therein.

Section 5.02. Indemnification. Each Transferee hereby indemnifies each applicable Transferor and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) actually suffered by such Transferor or any of its Affiliates arising out of any Assumed Liability.

Section 5.03. Third Party Claim Procedures. (a) The party seeking indemnification under Section 5.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (“Third Party Claim”) in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense.

(c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 5.03, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates and (ii) the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. No Indemnified Party may settle or compromise any claim for which indemnification may be sought hereunder without the prior written consent of the Indemnifying Party.

(d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 5.04. Calculation of Damages. (a) The amount of any Damages payable under Section 5.02 by the Indemnifying Party shall be net of any (i) amounts recovered or recoverable by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor, and (ii) tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the

Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(b) The Indemnifying Party shall not be liable under Section 5.02 for any (i) consequential or punitive Damages or (ii) Damages for lost profits.

(c) Each Indemnified Party must mitigate in accordance with Applicable Law any loss for which such Indemnified Party seeks indemnification under this Agreement. If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation) within two Business Days after the benefit is received.

(d) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 5.02.

Section 5.05. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 5.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

Section 5.06. Exclusivity. Except as specifically set forth in this Agreement, each party to this Agreement, on behalf of itself and its Affiliates, waives any rights and claims that any of the foregoing may have against each other party to this Agreement, any of its Affiliates or any of their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents whether in law or in equity, relating to the Receivables, the Related Receivable Assets, the Assumed Liabilities or the transactions contemplated by this Agreement. The rights and claims waived by each party to this Agreement include claims for contribution or other rights of recovery arising out of or relating to any Environmental Law (whether now or hereinafter in effect), claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. Section 5.02 provides the exclusive remedy for any claim arising out of this Agreement or the transactions contemplated hereby.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to CCC, to:

CitiFinancial Credit Company

300 St. Paul Place

Baltimore, Maryland 21202

Attn: April O. Park, General Counsel

Facsimile No.: 866-650-1991 or 410-332-3734

if to any of the OneMain Financial Subsidiaries, to:

300 St. Paul Place

Baltimore, Maryland 21202

Attn: April O. Park, General Counsel

Facsimile No.: 866-650-1991 or 410-332-3734

if to any of the CitiFinancial Subsidiaries, to:

300 St. Paul Place

Baltimore, Maryland 21202

Attn: April O. Park, General Counsel

Facsimile No.: 866-650-1991 or 410-332-3734

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 6.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 5.06, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 6.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

Section 6.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.01 shall be deemed effective service of process on such party.

Section 6.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 6.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CITIFINANCIAL CREDIT COMPANY (DE)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Executive Vice President

ONEMAIN FINANCIAL, INC. (DE)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

ONEMAIN FINANCIAL (HI), INC.

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

ONEMAIN FINANCIAL, INC. (WV)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

ONEMAIN FINANCIAL SERVICES, INC. (MN)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

[Signature Page to Transaction Agreement]

ONEMAIN FINANCIAL, INC. (HI)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL SERVICING LLC (DE)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL, INC. (WV)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL COMPANY (DE)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL SERVICES, INC. (MN)

By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

[Signature Page to Transaction Agreement]

Schedule 2.01*

*	This schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the SEC upon request.

Exhibit A

OMF DE ASSIGNMENT AND ASSUMPTION AGREEMENT

OMF DE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 1, 2014, among OneMain Financial, Inc., a West Virginia Corporation (“OMF WV”), OneMain Financial Services, Inc., a Minnesota corporation (“OMF MN”) and OneMain Financial, Inc., a Hawaii corporation (“OMF HI” and, together with OMF WV and OMF MN, “Transferors”), and OneMain Financial, Inc., a Delaware corporation (“Transferee”).

W I T N E S S E T H :

WHEREAS, Transferors and Transferee have concurrently herewith agreed to the distribution by Transferors to Transferee of certain Receivables and Related Receivable Assets pursuant to the terms and conditions of the Transaction Agreement dated as of January 1, 2014 (the “Transaction Agreement”; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined); and

WHEREAS, pursuant to the Transaction Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferors with respect to such Receivables and Related Receivable Assets.

NOW, THEREFORE, in accordance with the terms of the Transaction Agreement, the parties to this Agreement agree as follows:

1. (a) With effect as of the Effective Date, Transferors do hereby distribute, transfer, assign and deliver to Transferee all of their right, title and interest in, to and under the Receivables set forth in Schedule 2.01 of the Transaction Agreement and the Related Receivable Assets for such Receivables (collectively, the “Transferred Assets”); provided that no distribution transfer, assignment or delivery shall be made of any or any material portion of any Transferred Asset if an attempted assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferors or Transferee thereunder.

(b) With effect as of the Effective Date, Transferee does hereby accept all the right, title and interest of Transferor in, to and under all of the Transferred Assets (except as aforesaid) and Transferee assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities in respect of the Transferred Assets.

2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONEMAIN FINANCIAL, INC. (WV)

By:
Name:
Title:

ONEMAIN FINANCIAL SERVICES, INC. (MN)

By:
Name:
Title:

ONEMAIN FINANCIAL, INC. (HI)

By:
Name:
Title:

ONEMAIN FINANCIAL, INC. (DE)

By:
Name:
Title:

[Signature Page to OMF DE Assignment and Assumption Agreement]

Exhibit B

CCC ASSIGNMENT AND ASSUMPTION AGREEMENT

CCC ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 1, 2014, among OneMain Financial, Inc., a Delaware corporation (“OMF DE”) and OneMain Financial (HI), Inc., a Hawaii corporation, formerly known as CitiFinancial, Inc. (“OMF fka CF HI” and, together with OMF DE, “Transferors”), and CitiFinancial Credit Company, a Delaware corporation (“Transferee”).

W I T N E S S E T H :

WHEREAS, Transferors and Transferee have concurrently herewith agreed to the distribution by Transferors to Transferee of certain Receivables and Related Receivable Assets pursuant to the terms and conditions of the Transaction Agreement dated as of January 1, 2014 (the “Transaction Agreement”; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined); and

WHEREAS, pursuant to the Transaction Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferors with respect to such Receivables and Related Receivable Assets.

NOW, THEREFORE, in accordance with the terms of the Transaction Agreement, the parties to this Agreement agree as follows:

1. (a) With effect as of the Effective Date, Transferors do hereby distribute, transfer, assign and deliver to Transferee all of their right, title and interest in, to and under the Receivables set forth in Schedule 2.01 of the Transaction Agreement and the Related Receivable Assets for such Receivables (collectively, the “Transferred Assets”); provided that no distribution, transfer, assignment or delivery shall be made of any or any material portion of any Transferred Asset if an attempted assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferors or Transferee thereunder.

(b) With effect as of the Effective Date, Transferee does hereby accept all the right, title and interest of Transferor in, to and under all of the Transferred Assets (except as aforesaid) and Transferee assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities in respect of the Transferred Assets.

2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONEMAIN FINANCIAL, INC. (DE)

By:
Name:
Title:

ONEMAIN FINANCIAL (HI), INC.

By:
Name:
Title:

CITIFINANCIAL CREDIT COMPANY (DE)

By:
Name:
Title:

[Signature Page to CCC Assignment and Assumption Agreement]

Exhibit C

CFS ASSIGNMENT AND ASSUMPTION AGREEMENT

CFS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 1, 2014, among CitiFinancial Credit Company, a Delaware corporation (“Transferor”) and CitiFinancial Servicing LLC, a Delaware limited liability company (“CFS LLC”), CitiFinancial, Inc., a West Virginia corporation (“CFS WV”), CitiFinancial Company, a Delaware corporation (“CFS DE”), and CitiFinancial Services, Inc., a Minnesota corporation (“CFS MN” and, together with CFS LLC, CFS WV and CFS DE, “Transferees”).

W I T N E S S E T H :

WHEREAS, Transferor and Transferees have concurrently herewith agreed to the contribution by Transferor to Transferees of certain Receivables and Related Receivable Assets pursuant to the terms and conditions of the Transaction Agreement dated as of January 1, 2014 (the “Transaction Agreement”; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined);

WHEREAS, pursuant to the Transaction Agreement, Transferees have agreed to assume certain liabilities and obligations of Transferor with respect to such Receivables and Related Receivable Assets;

NOW, THEREFORE, in accordance with the terms of the Transaction Agreement, the parties to this Agreement agree as follows:

1. (a) With effect as of the Effective Date, Transferor does hereby distribute, transfer, assign and deliver to the applicable Transferee all of its right, title and interest in, to and under the Receivables set forth in Schedule 2.01 of the Transaction Agreement and the Related Receivable Assets for such Receivables (collectively, the “Transferred Assets”); provided that no distribution, transfer, assignment or delivery shall be made of any or any material portion of any Transferred Asset if an attempted assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferor or the applicable Transferee thereunder.

(b) With effect as of the Effective Date, Transferees do hereby accept all the right, title and interest of Transferors in, to and under all of the applicable Transferred Assets (except as aforesaid) and Transferees assume and agree to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities in respect of the applicable Transferred Assets.

2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITIFINANCIAL CREDIT COMPANY (DE)

By:
Name:
Title:

CITIFINANCIAL SERVICING LLC (DE)

By:
Name:
Title:

CITIFINANCIAL, INC. (WV)

By:
Name:
Title:

CITIFINANCIAL COMPANY (DE)

By:
Name:
Title:

CITIFINANCIAL SERVICES, INC. (MN)

By:
Name:
Title:

[Signature Page to CFS Assignment and Assumption Agreement]

Exhibit D

CFS DE ASSIGNMENT AND ASSUMPTION AGREEMENT

CFS DE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 1, 2014, among CitiFinancial Servicing LLC, a Delaware limited liability company (“Transferor”) and CitiFinancial Company, a Delaware corporation (“Transferee”).

W I T N E S S E T H :

WHEREAS, Transferor and Transferee have concurrently herewith agreed to the purchase by Transferee of certain Receivables and Related Receivable Assets pursuant to the terms and conditions of the Transaction Agreement dated as of January 1, 2014 (the “Transaction Agreement”; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined);

WHEREAS, pursuant to the Transaction Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferor with respect to such Receivables and Related Receivable Assets;

NOW, THEREFORE, in consideration of the sale of the Receivables and the Related Receivable Assets and in accordance with the terms of the Transaction Agreement, the parties to this Agreement agree as follows:

1. (a) With effect as of the Effective Date, Transferor does hereby sell, distribute, transfer, assign and deliver to Transferee all of its right, title and interest in, to and under the Receivables set forth in Schedule 2.01 of the Transaction Agreement and the Related Receivable Assets for such Receivables (collectively, the “Transferred Assets”); provided that no sale, distribution, transfer, assignment or delivery shall be made of any or any material portion of any Transferred Asset if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferor or Transferee thereunder.

(b) With effect as of the Effective Date, Transferee does hereby accept all the right, title and interest of Transferor in, to and under all of the Transferred Assets (except as aforesaid) and Transferee assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities in respect of the Transferred Assets.

2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITIFINANCIAL SERVICING LLC (DE)

By:
Name:
Title:

CITIFINANCIAL COMPANY (DE)

By:
Name:
Title:

[Signature Page to CFS DE Assignment and Assumption Agreement]

Exhibit E

CFS WV ASSIGNMENT AND ASSUMPTION AGREEMENT

CFS WV ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 1, 2014, among CitiFinancial Servicing LLC, a Delaware limited liability company (“Transferor”) and CitiFinancial, Inc., a West Virginia corporation (“Transferee”).

W I T N E S S E T H :

WHEREAS, Transferor and Transferee have concurrently herewith agreed to the purchase by Transferee of certain Receivables and Related Receivable Assets pursuant to the terms and conditions of the Transaction Agreement dated as of January 1, 2014 (the “Transaction Agreement”; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined);

WHEREAS, pursuant to the Transaction Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferor with respect to such Receivables and Related Receivable Assets;

NOW, THEREFORE, in consideration of the sale of the Receivables and the Related Receivable Assets and in accordance with the terms of the Transaction Agreement, the parties to this Agreement agree as follows:

1. (a) With effect as of the Effective Date, Transferor does hereby sell, distribute, transfer, assign and deliver to Transferee all of its right, title and interest in, to and under the Receivables set forth in Schedule 2.01 of the Transaction Agreement and the Related Receivable Assets for such Receivables (collectively, the “Transferred Assets”); provided that no sale, distribution, transfer, assignment or delivery shall be made of any or any material portion of any Transferred Asset if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferor or Transferee thereunder.

(b) With effect as of the Effective Date, Transferee does hereby accept all the right, title and interest of Transferor in, to and under all of the Transferred Assets (except as aforesaid) and Transferee assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities in respect of the Transferred Assets.

2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

2

Exhibit E

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITIFINANCIAL SERVICING LLC (DE)

By:
Name:
Title:

CITIFINANCIAL, INC. (WV)

By:
Name:
Title:

[Signature Page to CFS WV Assignment and Assumption Agreement]